UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2005

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Advanced Micro Devices, Inc.’s (the “Company”) formerly majority-owned subsidiary Spansion LLC (“Spansion LLC”), formerly 60% owned by the Company and 40% owned by Fujitsu Limited (“Fujitsu”), was reorganized into Spansion Inc. (the “Reorganization”) and on December 15, 2005, Spansion Inc. (“Spansion”) commenced its underwritten initial public offering (the “IPO”) of its Class A common stock.

The Reorganization from Spansion LLC into Spansion Inc. occurred through the following steps. First, AMD Investments, Inc., an indirect wholly-owned subsidiary of the Company, contributed its 60 percent ownership interest in Spansion LLC to Spansion Inc. in exchange for 43,529,402 shares of Class A common stock and one share of Class B common stock of Spansion. Fujitsu contributed all of the outstanding capital stock of Fujitsu Microelectronics Holding, Inc. (“FMH”), the wholly-owned Fujitsu subsidiary that held Fujitsu’s 40 percent ownership interest in Spansion LLC, to Spansion in exchange for one share of Class C common stock and 29,019,601 shares of Class D common stock of Spansion. FMH was then renamed Spansion Technology Inc. (“STI”) and is a wholly-owned subsidiary of Spansion. As a result, Spansion became the holding company that both directly and indirectly, through STI, owns all of the interests in the operating company subsidiary, Spansion LLC.

In the IPO, Spansion offered 47,264,000 shares of its Class A common stock at a price to the public of $12.00 per share pursuant to an effective Registration Statement on Form S-1 (File No. 333-124041) filed with the Securities and Exchange Commission. Spansion intends to use the net proceeds, after deducting underwriters’ discounts and estimated offering expenses, of approximately $529 million for working capital, capital expenditures and general corporate purposes.

In connection with the IPO, Fujitsu cancelled $40 million of the aggregate principal amount outstanding under Spansion LLC’s promissory note issued to Fujitsu on June 30, 2003, in exchange for 3,333,333 shares of Spansion’s Class D common stock, and the Company cancelled $60 million of the aggregate principal amount outstanding under Spansion LLC’s promissory note issued to the Company on June 30, 2003, in exchange for 5,000,000 shares of Spansion’s Class A common stock.

Agreements with Spansion and Fujitsu related to the Reorganization

In connection with the Reorganization, the Company entered into agreements with Spansion and Fujitsu, the terms of which are incorporated herein by reference to the following agreements filed as exhibits hereto:

Stockholders Agreement

The Company entered into a Stockholders Agreement, dated as of December 21, 2005, with the Spansion and Fujitsu, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference. The Stockholders Agreement imposes certain restrictions and obligations on the Company and Fujitsu with respect to their respective shares of Spansion’s common stock and provides for certain matters pertaining to Spansion’s management and governance.

Pursuant to the Stockholders Agreement, the Company and Fujitsu agree to vote all shares of common stock held by them or their affiliates so as to cause:

•	after the conversion of Spansion’s Class D common stock into Class A common stock, the election of each Class A director proposed for election by the Nominating Committee of Spansion’s Board of Directors;

•	for so long as each of the Company and Fujitsu, or their respective affiliates, own at least 15 percent of Spansion’s capital stock, the election of Spansion’s Chairman of the Board:

•	to be a Class C director, subject to approval of a majority of the Class B directors, until Spansion’s 2007 annual stockholders meeting, provided, however, that until that annual stockholder meeting (but not thereafter) the holder of Class C common stock may, at its discretion, select any Class B director, instead of the Class C Director, as the Chairman of the Board;

•	from the Class B directors, subject to approval of the Class C director, from Spansion’s 2007 annual stockholders meeting until Spansion’s 2010 annual stockholders meeting; and

•	thereafter, from either the Class B directors or the Class C director, with the right to elect rotating every three years.

Spansion agrees to allow the Company or Fujitsu, as the case may be, to have one representative attend Spansion’s Board meetings as a non-voting participant for so long as such stockholder owns at least five percent of Spansion’s capital stock, on an as converted to common stock basis.

The Stockholders Agreement also provides that neither stockholder can transfer any shares, except to majority-owned subsidiaries, until the earlier of one year from the date of the IPO or the conversion of the Class D common stock into Class A common stock. In addition, neither stockholder can transfer shares in an amount equal to or greater than one percent of the then outstanding common stock to any entity whose principal business competes with Spansion, without first obtaining the consent of the non-transferring stockholder, such consent not to be unreasonably withheld after June 30, 2007.

The Stockholders Agreement also provides that Spansion will agree with the Company and Fujitsu to provide, subject to limitations, various financial and other information relating to Spansion and to assist them in connection with their respective reporting, disclosure and other obligations. Each party has agreed that it will use any information provided under the agreement, unless otherwise made public, only in connection with these obligations and that it will not use the information for any other purpose, including in connection with the sale or purchase of securities issued by Spansion.

Pursuant to the Stockholders Agreement, Spansion has agreed to grant the Company and Fujitsu rights to request Spansion to register all or any part of their shares of Class A common stock under the Securities Act. In addition, subject to limitations, the Company and Fujitsu have rights to request that their shares be included in any registration of Spansion’s common stock that Spansion initiates.

With the exception of board observer rights and registration rights, the Stockholders Agreement shall terminate when each of the Company’s and Fujitsu’s aggregate ownership interest in Spansion falls below ten percent.

Amended and Restated Patent Cross-License Agreements

Spansion was previously party to a patent cross-license agreement with the Company, which was amended and restated as of December 21, 2005. A copy of the Amended and Restated AMD-Spansion Patent Cross-License Agreement is filed as Exhibit 10.2 hereto, the terms of which are incorporated herein by reference.

Under the patent cross-license agreement, Spansion granted to the Company, and the Company granted to Spansion, non-exclusive licenses under certain patents and patent applications to make, have made, use, sell, offer to sell, lease, import and otherwise dispose of certain semiconductor-related products anywhere in the world. The patents and patent applications that are licensed are those with an effective filing date occurring between June 30, 2003 and the termination of this Amended and Restated AMD-Spansion Patent Cross-License Agreement. This agreement will automatically terminate on the later of June 30, 2013 and the date the Company sells its entire aggregate ownership interest in Spansion. The agreement may be terminated by a party on a change in control of the other party or its semiconductor group. The licenses to patents under license at the time of the termination will survive until the last such patent expires.

In cases where there is a change of control of a party, the other party to the cross-license agreement has the right to terminate the agreement (or to invoke the provisions described in this paragraph if the agreement had been previously terminated) by giving 30 days written notice within 90 days after receiving notice of the change of control. If so terminated, the rights, licenses and immunities granted under the agreement will continue solely with respect to those licensed patents that are entitled to an effective filing date that is on or before, and are licensed as of, the date of such change of control, and will continue until the expiration of the last to expire of such licensed patents. Moreover, with respect to circuit patents, which are patents (other than process patents) covering elements relating to electrical signals to achieve a particular function, the rights, licenses and immunities granted to the party undergoing the change of control are limited solely to:

(i)	each existing and pending product of such party as of the date of change of control;

(ii)	each existing and pending product of the acquiring third party of such party as of the date of change of control that would have been in direct competition with products described in (i) above; and

(iii)	successor products of products described in (i) and (ii) above.

Under the Amended and Restated Patent Cross-License Agreement, Spansion will pay royalties to the Company in the amount of 0.3 percent of net sales of Spansion’s products. The royalty rates will be reduced to 0.15 percent at the time Spansion Inc.’s Class D common stock is converted into Class A common stock, and thereafter to zero percent on the second anniversary of the date of such conversion.

In the first nine months of fiscal 2005, Spansion paid royalties of approximately $11 million to the Company under the previous patent cross-license agreement. In fiscal 2004, Spansion paid royalties in the amounts of $18 million to the Company under the previous patent cross-license agreement. Spansion will continue to make royalty payments associated with licenses that survive the termination of the agreement.

Amended and Restated AMD-Fujitsu Patent Cross-License Agreement

AMD and Fujitsu executed an Amended and Restated AMD-Fujitsu Patent Cross-License Agreement, dated as of December 21, 2005, a copy of which is filed as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference. Pursuant to this agreement, each party was granted a non-exclusive license under certain of the other party’s respective semiconductor-related patents. This patent cross-license agreement terminates on June 30, 2013, unless earlier terminated upon 30 days notice following a change of control of the other party.

Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement

The Company and Fujitsu have each contributed to Spansion various intellectual property rights pursuant to an Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, a copy of which is filed as Exhibit 10.4 hereto.

Under this agreement, Spansion became owner, or joint owner with each of Fujitsu and the Company, of certain patents, patent applications, trademarks, and other intellectual property rights and technology. The Company and Fujitsu reserved rights, on a royalty-free basis, to practice the contributed patents and to license these patents to their affiliates and successors-in-interest to their semiconductor groups. The Company and Fujitsu each have the right to use the jointly-owned intellectual property for their own internal purposes and to license such intellectual property to others to the extent consistent with their non-competition obligations to Spansion. Subject to Spansion’s confidentiality obligations to third parties, and only for so long as the Company’s and Fujitsu’s ownership interest remains above a specific minimum level, Spansion has agreed to identify any of its technology to each of the Company and Fujitsu, and to provide copies of and training with respect to that technology to them. In addition, Spansion has granted a non-exclusive, perpetual, irrevocable fully paid and royalty-free license of Spansion’s rights in that technology to each of the Company and Fujitsu.

Under this agreement, for as long as the Company continues to hold a majority of Spansion’s shares entitled to vote for the election of directors, the Company has agreed to enforce its applicable patents to minimize, to the extent reasonably possible, any of Spansion’s losses (whether or not arising out of third-party claims), provided that the details of the manner in which the Company enforces its patents, including which of its patents the Company enforces, is left to the Company’s reasonable discretion.

The Company may grant licenses under Spansion’s patents, provided that these licenses are of no broader scope than, and are subject to the same terms and conditions that apply to, any license of the Company’s patents granted in connection with such license, and the recipient of such license grants to Spansion a license of similar scope under its patents. Until the earlier of the December 21, 2007 or when Spansion’s Board of Directors adopts a resolution to convert the Spansion Inc. Class D common stock to Spansion Class A common stock, Fujitsu has agreed to consider conditionally granting Spansion an extension of rights under additional Fujitsu patents in circumstances where Spansion can reasonably assert such patents as a claim or counterclaim to third party infringement claims asserted against Spansion.

Amended and Restated Services Agreements

The Company is party to various amended and restated service agreements with Spansion. A copy of the Amended and Restated AMD Information Technology Services Agreement is filed as Exhibit 10.5 hereto, the terms of which are incorporated herein by reference. A copy of the Amended and Restated AMD General Administrative Services Agreement is filed as Exhibit 10.6 hereto, the terms of which are incorporated herein by reference.

Under its IT Services Agreement and General Administrative Services Agreement, the Company provides, among other things, information technology, facilities, logistics, legal, tax, finance, human resources, and environmental health and safety services to Spansion. For services rendered, the Company is paid fees in an amount equal to cost plus five percent except for services procured by the Company from third parties, which are provided to Spansion at cost.

Unless otherwise earlier terminated, each of these service agreements expires on June 30, 2007, but the applicable parties may extend the term by mutual agreement. Spansion has the ability to terminate individual services under the general services agreement at any time and for any reason upon at least six months’ advance notice. With respect to the IT service agreement and general administrative service agreement, if the Company has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, Spansion may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, Spansion may terminate an entire IT service agreement or general services agreement if the Company breaches its material obligations under the respective agreement and does not cure such default within 90 days after receipt of a notice of default from Spansion. Similarly, the Company can terminate the respective agreement for Spansion’s failure to make payments when due if Spansion fails to cure such default within 90 days after receipt of notice of default.

For the first nine months of fiscal 2005, the total charges to Spansion for services from the Company were approximately $77 million. For fiscal 2004, the total charges to Spansion for services from the Company were approximately $111 million.

The Company and Spansion executed an Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, a copy of which is filed as Exhibit 10.7 hereto, and the terms of which are incorporated herein by reference. Pursuant to this agreement, Spansion provides certain research and design services to the Company and Spansion (China) Limited provides manufacturing support services to AMD Technologies (China) Co. Ltd., the Company’s microprocessor assembly and test facility in Suzhou, China. For services rendered, Spansion is paid fees generally in an amount equal to cost plus five percent. Unless otherwise earlier terminated, this agreement expires on June 30, 2007, but the parties may extend the term by mutual agreement. The Company has the ability to terminate individual services under this agreements at any time and for any reason upon at least six months’ advance notice. In addition, if Spansion has failed to comply with applicable service levels for a particular service and has failed to rectify such performance failure, the Company may terminate such service after 60 days have elapsed since initial notification of the failure to perform the service. Moreover, the Company may terminate the entire agreement if Spansion breaches its material obligations under the agreement and does not cure such default within 90 days after receipt of a notice of default from the Company. Similarly, Spansion can terminate the agreement for the Company’s failure to make payments when due if it fails to cure such default within 90 days after receipt of notice of default. For the first nine months of fiscal 2005, the total charge to the Company for these services was approximately $4 million. For fiscal 2004, the total charge to the Company for these services was approximately $5 million.

Amended and Restated Non-Competition Agreement

The Company, Fujitsu and Spansion executed an Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, a copy of which is filed as Exhibit 10.8 hereto, and the terms of which are incorporated herein by reference. Pursuant to this agreement, the Company and Fujitsu each agree not to directly or indirectly engage in a business that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, which is the business in which Spansion primarily competes. This non-competition agreement does not prevent the Company or Fujitsu from manufacturing or selling products that incorporate Flash memory (whether it be Spansion Flash memory or a competitive product). Furthermore, the Company and Fujitsu each agreed that if either of them acquires a business that has a division or other operations that manufactures or supplies standalone semiconductor devices (including single chip, multiple chip or system devices) containing only Flash memory, the Company and Fujitsu will provide Spansion with a right of first offer to acquire the competing division or operations. The Company and Fujitsu are required to use their commercially reasonable efforts to divest the competing division or operations if Spansion does not purchase them. The non-competition obligations of the Company will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which the Company’s aggregate ownership interest in Spansion is less than or equal to five percent. The non-competition obligations of Fujitsu will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which Fujitsu’s aggregate ownership interest in Spansion is less than or equal to five percent.

Spansion, the Company and Fujitsu also agreed not to solicit each other’s employees. Without Spansion’s prior written consent, each of the Company and Fujitsu will not directly or indirectly either for itself or another person, (i) hire any individual employed by Spansion or (ii) solicit or encourage any individual to terminate his or her employment with Spansion. These obligations not to solicit or hire do not apply if (A) Spansion has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with Spansion. Similarly, without the prior written consent of the Company or Fujitsu, Spansion agreed not to directly or indirectly either for itself or another person, (i) hire any individual employed by the Company or Fujitsu or (ii) solicit or encourage any individual to terminate his or her employment with the Company or Fujitsu. These obligations not to solicit or hire do not apply if (A) the Company or Fujitsu, as applicable, has terminated the employment of such individual or (B) at least two years has elapsed since such individual has voluntarily terminated his or her employment with the Company or Fujitsu, as applicable. These non-solicitation obligations of the Company will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which the Company’s aggregate ownership interest in Spansion is less than or equal to five percent. These non-solicitation obligations of Fujitsu will last until the earlier of (i) the dissolution of Spansion, and (ii) two years after the date on which Fujitsu’s aggregate ownership interest in Spansion is less than or equal to five percent. These non-solicitation obligations of Spansion with respect to the Company employees or Fujitsu employees will terminate at the same time as the non-solicitation obligations of the Company or Fujitsu, as applicable, terminate.

Purchase of Spansion LLC 12.75% Senior Subordinated Notes due 2016

On December 21, 2005, Spansion LLC issued to the Company $175,000,000 aggregate principal amount of its 12.75% Senior Subordinated Notes Due 2016. The Company purchased the senior subordinated notes for approximately $158.9 million, at 90.828% of face value. The senior subordinated notes are general unsecured obligations of Spansion LLC and will rank junior to any existing and future senior debt of Spansion, STI or Spansion LLC. Interest is payable on April 15 and October 15 of each year beginning April 15, 2006 until the maturity date of April 15, 2016. Spansion LLC’s obligations under the senior subordinated notes are guaranteed by Spansion Inc., STI and any restricted subsidiary of Spansion that guarantees any of Spansion’s public debt in the future.

Certain events are considered “Events of Default” under the indenture governing the senior subordinated notes which may result in the accelerated maturity of the senior subordinated notes, including (i) a default in any interest, principal or premium amount payment; (ii) a merger, consolidation or sale of all or substantially all of Spansion LLC’s property; (iii) a breach of covenants in the senior subordinated notes or the indenture; (iv) a default in certain debts; or (v) if a court enters certain orders or decrees under any bankruptcy law. Upon occurrence of one of these events, the trustee or certain holders may declare the principal of and accrued interest on the senior subordinated notes to be immediately due and payable. If Spansion, STI or Spansion LLC incurs any judgment for the payment of money in an aggregate amount in excess of $50 million or takes certain voluntary actions in connection to insolvency, all amounts on the senior subordinated notes shall be due and payable immediately without any declaration or other act by the trustee or holders thereof.

Spansion LLC used the net proceeds of approximately $159 million from the sale of the senior subordinated notes to pay off a portion of the approximately $276 million outstanding, plus accrued and unpaid interest, under its promissory notes issued to the Company. Spansion LLC used the net proceeds from a concurrent private placement of $250 million aggregate principal amount of 11.75% Senior Notes due 2016 to pay off the remaining balance.

Acceleration of AMD Stock Options and Restricted Stock Units held by Spansion Employees

On December 15, 2005, the Company accelerated the vesting of all outstanding AMD stock options and restricted stock units held by Spansion employees, that would otherwise have vested by December 31, 2006. The number of shares of AMD common stock underlying AMD stock options and restricted stock units subject to acceleration totaled approximately 864,000, of which approximately 150,000 are held by Spansion’s executive officers.

The primary purpose of the acceleration of vesting of these awards was to minimize future compensation expense that the Company would otherwise be required to recognize in its statement of operations with respect to these awards. If the Company had not accelerated these awards, they would have been subject to variable fair value accounting in accordance with the guidance provided in EITF Issue 96-18 and 00-12. This accounting treatment would have applied because subsequent to Spansion’s IPO, the Company no longer consolidates Spansion’s results of operations in the Company’s financial statements. Accordingly, Spansion employees are no longer considered common law employees of the Company. Under variable fair value accounting, the Company would be required to re-measure the fair value of unvested stock-based awards of AMD common stock held by Spansion employees after Spansion’s IPO at the end of each accounting period until such awards become fully vested.

The acceleration of the vesting of these awards will result in a compensation charge in the Company’s fourth quarter of fiscal 2005, which the Company expects will be immaterial.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 21, 2005, Spansion closed its IPO. Prior to the IPO, the Company’s ownership interest in Spansion was 60 percent. As a result of the IPO, the Company’s ownership interest in Spansion was diluted by approximately 22.1 percent such that immediately following the IPO the Company’s ownership interest was reduced to approximately 37.9 percent. The Company did not receive any of the proceeds from Spansion’s IPO.

In addition, following the IPO, the Company no longer exercises operating control over Spansion. As a result, the Company will use the equity method of accounting for its investment in Spansion, and it will no longer consolidate the financial position, operating results or cash flows of Spansion from the closing date of the IPO.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information

The tables included in Exhibit 99.1 set forth the Company’s (i) unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 26, 2004 and the nine months ended September 25, 2005 after giving effect to the IPO, as if the IPO occurred, and the equity method of accounting was applied, to the Company’s reduced ownership interest in Spansion as of the beginning of each respective period and (ii) an unaudited pro forma consolidated condensed balance sheet as of September 25, 2005 after giving effect to the IPO as if the IPO occurred and the equity method of accounting was applied as of that date.

These unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Company applied the equity method of accounting as of the dates indicated or of the operating results or financial position of any future period. These unaudited pro forma consolidated condensed financial statements and the accompanying notes should be read together with:

•	The Company’s consolidated financial statements and accompanying notes as of and for the year ended December 26, 2004, and the Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K for the year ended December 26, 2004.

•	The Company’s consolidated financial statements and accompanying notes as of and for the nine months ended September 25, 2005, and the Section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2005.

(d)	Exhibits

Exhibit No.	Description

10.1	Stockholders Agreement of Spansion Inc., dated as of December 21, 2005, among Advanced Micro Devices Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Inc.

10.2	Amended and Restated AMD-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.3	Amended and Restated AMD-Fujitsu Patent Cross-License Agreement, dated as of December 21, 2005, between Advanced Micro Devices, Inc. and Fujitsu Limited

10.4	Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, dated as of December 21, 2005, between Spansion Inc., Fujitsu Limited, Advanced Micro Devices, Inc., AMD Investments, Inc. and Spansion Technology Inc.

10.5	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

Exhibit No.	Description
10.6	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.7	Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.8†	Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, among Spansion Inc., Advanced Micro Devices, Inc., AMD Investments, Inc. and Fujitsu Limited

99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 25, 2005

(ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 26, 2004

(iii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 25, 2005

†	The Company has been granted confidential treatment pursuant to Rule 24b-2 for portions of the original Non-Competition Agreement that was filed as an exhibit to the Company’s (File No. 001-07882) and has sought confidential treatment pursuant to Rule 24b-2 for the Amended and Restated Non-Competition Agreement filed as an exhibit herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: December 21, 2005	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stockholders Agreement of Spansion Inc., dated as of December 21, 2005, among Advanced Micro Devices Inc., AMD Investments, Inc., Fujitsu Limited and Spansion Inc.

10.2	Amended and Restated AMD-Spansion Patent Cross-License Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.3	Amended and Restated AMD-Fujitsu Patent Cross-License Agreement, dated as of December 21, 2005, between Advanced Micro Devices, Inc. and Fujitsu Limited

10.4	Amended and Restated Intellectual Property Contribution and Ancillary Matters Agreement, dated as of December 21, 2005, between Spansion Inc., Fujitsu Limited, Advanced Micro Devices, Inc., AMD Investments, Inc. and Spansion Technology Inc.

10.5	Amended and Restated Information Technology Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.6	Amended and Restated General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.7	Amended and Restated Reverse General Administrative Services Agreement, dated as of December 21, 2005, between Spansion Inc. and Advanced Micro Devices, Inc.

10.8†	Amended and Restated Non-Competition Agreement, dated as of December 21, 2005, among Spansion Inc., Advanced Micro Devices, Inc., AMD Investments, Inc. and Fujitsu Limited

99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

(i) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 25, 2005

(ii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 26, 2004

(iii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 25, 2005

†	The Company has been granted confidential treatment pursuant to Rule 24b-2 for portions of the original Non-Competition Agreement that was filed as an exhibit to the Company’s (File No. 001-07882) and has sought confidential treatment pursuant to Rule 24b-2 for the Amended and Restated Non-Competition Agreement filed as an exhibit herewith.